Press Release
Novavax Reports First Quarter 2026 Financial Results and Operational Highlights

•Total revenue of $140 million in the first quarter of 2026
•Pfizer agreement announced in January for non-exclusive license to utilize Matrix-M® in two infectious disease areas
•In April, Novavax signed a new MTA with a top 10 leading pharmaceutical company and leader in oncology to explore Matrix-M in multiple oncology and infectious disease targets
•In April, Novavax expanded an existing partnership with a new MTA, providing access to Matrix-M for exploration in up to nine additional identified infectious diseases
•In February, Novavax expanded an existing MTA with a major global pharmaceutical company to explore an additional field and signed a new MTA with an oncology company
•Sanofi announced positive results from the Phase 4 COMPARE study, a head-to-head study comparing Nuvaxovid and Moderna's mNEXSPIKE that reinforces Nuvaxovid’s well established and differentiated reactogenicity profile
•Novavax’s C. difficile vaccine candidate prioritized with potential to enter the clinic as early as 2027
•Reiterates 2026 Revenue Framework and Combined R&D and SG&A expense guidance

GAITHERSBURG, Md., May 6, 2026 – Novavax, Inc. (Nasdaq: NVAX) today announced its financial results and operational highlights for the first quarter ended March 31, 2026.

“Novavax continued to make significant progress executing our corporate strategy which is comprised of partnering our technology, capital-efficient R&D innovation and a lean operating platform. In 2026, we signed a new, Matrix-M license with Pfizer for up to two vaccine candidates and secured four additional MTAs with a growing list of large pharmaceutical and innovative biotech companies,” said John C. Jacobs, President and Chief Executive Officer, Novavax. “With these agreements in place, our partners have the right to evaluate Matrix in over 30 unique fields of experimentation targeting more than 50% of the projected over $100B market for infectious disease and oncology vaccines and immuno-therapeutics. In addition, Novavax continued to advance our own R&D efforts with the selection of our C. difficile vaccine candidate as our next potential asset to advance to the clinic as early as 2027.”

First Quarter 2026 and Recent Highlights

Key Business Highlights

•In January 2026, Novavax entered into a license agreement with Pfizer for use of Novavax's Matrix-M adjuvant in vaccine development. Under the terms of the agreement, Pfizer was granted a non-exclusive license for Matrix-M use in two infectious disease areas.

◦Novavax received an upfront payment of $30 million in the first quarter of 2026 and has the potential for up to $500 million in additional development and sales milestones. In addition, Novavax is eligible to receive high-mid-single digit percentage royalties on sales from products incorporating Matrix-M.
◦Pfizer will be solely responsible for the development and commercialization of its products utilizing Matrix-M, and Novavax will be responsible for the supply of Matrix-M.
◦This partnership has the potential to generate billions of dollars of revenue for Novavax over the life of the agreement.

•In 2026, Novavax continued to expand its Matrix-M partnering efforts with global pharmaceutical companies and innovative biopharma companies.
◦In April, Novavax signed a new material transfer agreement (MTA) with a top ten global pharmaceutical company who is also a global leader in oncology to explore Matrix-M in a broad array of oncology targets, as well as antibiotic resistant bacterial infections and other infectious diseases.
◦In April, Novavax signed a new MTA with an existing pharmaceutical partner for evaluation of Matrix-M in nine additional, identified disease areas.
◦In February, Novavax expanded an existing MTA with a major global pharmaceutical company to explore an additional field and signed a new MTA with an innovative oncology company.

•In total, Novavax now has MTA collaborations and/or license agreements with four of the top ten global pharmaceutical companies and a number of innovative biotech companies who, collectively, have the right to explore Matrix-M in over 30 unique fields of experimentation across both infectious diseases and oncology.
◦The goal of our MTA collaborations is to enable exploration of Matrix-M with the intent of entering into deeper partnership via formal license agreements, that in turn results in the advancement of partner’s R&D clinical work toward the potential commercialization of innovative vaccines.
▪The broad utility of our technology has resulted in several companies exploring Matrix-M for application in the same high-potential markets, including infectious disease areas such as cytomegalovirus, Epstein-Barr Virus, pneumococcal, and RSV; and also includes overlap in oncology areas such as colorectal cancer, head and neck cancer and pancreatic cancer.
▪Existing partners under license and MTA agreements, have the right to address fields of experimentation that cover over 50% of the global market opportunity for infectious disease and oncology vaccines and immunotherapeutics, which is projected to grow to over $100 billion by the early 2030s.

•In April, Sanofi announced positive Phase 4 results from the COMPARE study, a head-to-head study showing that Nuvaxovid demonstrated statistically significant lower side effects compared to Moderna’s mNEXSPIKE across all pre-specified endpoints, reinforcing Nuvaxovid’s well-established and differentiated reactogenicity profile ahead of the fall season.

•Continued to progress Novavax R&D innovation in support of our growth strategy
◦Clostridioides difficile colitis (C. difficile) vaccine candidate prioritized as potential next asset to enter the clinic as early as 2027.
◦Preliminary preclinical data generated by Novavax on its varicella-zoster virus (shingles) and respiratory syncytial virus early-stage assets were positive and provide path forward for informing the Company’s future antigen design and adjuvant work.
•Ongoing adjuvant research is intended to expand the utility of our technology by creating new adjuvants tailored to foster specific differentiated immune properties for certain diseases that may require unique immune responses.

•Novavax continued to progress its cost reduction program to create a more lean and agile organization.
◦Targeting full year Non-GAAP combined R&D and Selling, General and Administrative (SG&A) expenses of $325 million for full year 2026 and $225 million for full year 2027, each period at the midpoint of the guidance range.
◦Improving the 2028 target for full year Non-GAAP combined R&D and SG&A expenses to between $150 million and $200 million. This reflects an anticipated expense reduction of over $200 million and over 50% when compared to full year 2025.

First Quarter 2026 Total Revenue

First quarter 2025 Nuvaxovid sales included $603 million of non-cash sales related to the close-out of two APA agreements.

	First Quarter

$ in millions	Q1 2026	Q1 2025	Change	%
NuvaxovidTM Sales[1]	$10	$608	($598)	(98%)
Supply Sales[2]	33	14	19	139%
Product Sales	42	622	($579)	(93%)

Sanofi[3]	49	40	9	21%
Pfizer	30	0	30	NM
Serum	7	4	3	65%
Other Partners[4]	11	0	11	NM
Licensing, Royalties and Other Revenue	97	45	52	116%

Total Revenue	$140	$667	($527)	(79%)

Notes
1.Nuvaxovid Sales reflects product sales where Novavax is the commercial market lead and records revenue related to the sales and distribution of its COVID-19 vaccine.
2.Supply Sales includes sales of finished product, adjuvant and other supplies from Novavax to its license partners.
3.Sanofi includes revenue recognized under the license agreement including upfront payments, milestones, royalties and transition services reimbursement.
4.Other Partners include upfront payments, royalties and milestone revenue under licensing agreements including Takeda and SK bioscience.

First Quarter 2026 Financial Results

•Total revenue for the first quarter of 2026 was $140 million, a 79% decrease compared to $667 million in the same period in 2025. Higher Nuvaxovid™ product sales for the first quarter of 2025 were primarily due to $603 million of non-cash sales revenue recognized with the close-out of two Advance Purchase Agreements (APA). Licensing Royalty and Other revenue of $97 million in the first quarter of 2026 included $30 million related to the Pfizer Matrix-M agreement signed in January 2026.

•Cost of sales for the first quarter of 2026 was $31 million, compared to $14 million in the same period in 2025.

•Research and development (R&D) expenses for the first quarter of 2026 were $95 million, compared to $89 million in the same period in 2025. The higher R&D costs were primarily associated with COVID-19 postmarketing commitment studies and annual strain change activities. R&D expenses reimbursed by partners in the first quarter of 2026 were $28 million. Non-GAAP R&D expenses, net of partner reimbursement, were $68 million in the first quarter of 2026, a 13% decrease when compared to $78 million in the same period in 2025. The lower Non-GAAP R&D expenses were driven by the ongoing Novavax cost reduction program as it streamlines operations to make targeted R&D investments.

•Selling, General and Administrative (SG&A) expenses for the first quarter of 2026 were $29 million, a 40% decrease compared to $48 million for the same period in 2025. The decrease was primarily due to the transition of lead commercial activities to Sanofi and the elimination of commercial infrastructure plus the ongoing general administrative cost reduction program.

•Net Loss for the first quarter of 2026 was $9 million, compared to net income of $519 million in the same period in 2025. First quarter of 2025 net income benefited from $603 million of non-cash sales related to the close-out of two APA agreements.

•Cash, cash equivalents, marketable securities and restricted cash (Cash) were $795 million as of March 31, 2026, compared to $751 million as of December 31, 2025. In February 2026, Novavax announced a $330 million credit facility with MidCap Financial, including an initial capital draw of $50 million. The credit facility was put in place to further strengthen Novavax’s balance sheet and provide access to non-dilutive capital as Novavax advances its growth strategy.

Financial Framework

Reiterates Full Year 2026 Financial Guidance

Novavax reiterates its Full Year 2026 Financial Guidance for Combined R&D and SG&A Expenses and Non-GAAP Combined R&D and SG&A Expenses and expects to achieve the following results:

$ in millions	Full Year 2026 (as of May 6, 2026)
Combined R&D and SG&A Expenses	$380 - $420
Less: R&D Reimbursements	($70 - $80)
Non-GAAP Combined R&D and SG&A Expenses	$310 - $340

Non-GAAP Combined R&D and SG&A Expenses exclude R&D Reimbursements, which are amounts reimbursed by Novavax’s license partners. See “Non-GAAP Financial Measures” below. R&D Reimbursements are recorded as revenue under Licensing, Royalties and Other Revenue.

Reiterates Full Year 2026 Revenue Framework

For 2026, Novavax reiterates its 2026 Revenue Framework and expects to achieve Adjusted Total Revenue4 of between $230 million and $270 million. Novavax transitioned lead commercial responsibility of Nuvaxovid beginning with the 2025-2026 COVID-19 vaccination season to Sanofi for select markets. Since Novavax is reliant on

Sanofi’s sales forecasts for certain revenue components, these are not included in the Full Year 2026 Revenue Framework.

$ in millions	Full Year 2026 (as of May 6, 2026)
Nuvaxovid Product Sales[1]	$35 - $45
Adjusted Supply Sales[2]	$40 - $50
Adjusted Licensing, Royalties and Other Revenue[3]	$155 - $175
Adjusted Total Revenue[4]	$230 - $270

Sanofi Supply Sales, Sanofi Royalties and Sanofi Milestones	No guidance

Revenue Category	Revenue Framework Footnotes
Nuvaxovid Product Sales[1]	$35 million to $45 million in Nuvaxovid Product Sales by Novavax under existing APA and commercial agreements.
Adjusted Supply Sales[2]	$40 million to $50 million in Adjusted Supply Sales associated with collaborations with the Serum Institute on R21/Matrix-M and collaboration partners for COVID-19 vaccine, including Serum and Takeda.
Adjusted Licensing, Royalties and Other Revenue[3]
◦$70 million to $80 million in R&D Reimbursement. Under the Sanofi co-exclusive licensing agreement (CLA), Novavax is eligible to receive reimbursement for costs incurred related to select R&D and technology transfer activities during the transition performance period.
◦$50 million to $60 million in Other Partner related revenue including royalties and milestones from Pfizer, Serum on R21/Matrix-M and collaboration partners for COVID-19 vaccine, including Serum and Takeda. Includes a $30 million upfront payment under the Pfizer agreement received in the first quarter of 2026
◦$35 million amortization related to the $500 million Upfront Payment and the $50 million Database Lock Milestone. Revenue recognition will occur over the transition performance period.

Adjusted Total Revenue[4]	◦Adjusted Total Revenue is a Non-GAAP Financial Measure. Adjusted Total Revenue is total revenue excluding Sanofi Supply Sales, Sanofi Royalties and Sanofi. See “Non-GAAP Financial Measures.”

Components of Revenue excluded from the Full Year 2026 Revenue Framework are described below.

Sanofi Supply Sales

•Novavax will sell Nuvaxovid commercial supply to Sanofi for the 2026-2027 COVID-19 vaccination season and the reimbursement for this supply will be recorded as product sales.

Sanofi Royalties
•Sanofi will lead commercial activities for the 2026-2027 COVID-19 vaccination season in select markets, including the U.S. Novavax is eligible to receive royalties in the high teens to low twenties percent on Sanofi sales.

Sanofi Milestones
•Novavax is eligible to receive a $75 million milestone payment related to the completion of the technology transfer of the Nuvaxovid manufacturing process to Sanofi.
•Novavax is eligible to receive up to $350 million in Phase 3 development and commercial launch milestone payments associated with Sanofi influenza-COVID-19 combination products.
•For each new vaccine using Matrix-M, Novavax is eligible to receive up to $200 million in launch and sales milestones and mid-single digit sales royalties for 20 years.

Conference Call
Novavax will host its quarterly conference call today at 8:30 a.m. Eastern Time (ET). To join the call without operator assistance, you may register and enter your phone number at https://registrations.events/easyconnect/1309751/reczqKfVCuLMAhd3l/ to receive an instant automated call back. You may also dial direct to be entered into the call by an operator. The dial-in numbers for the conference call are (888) 880-3330 (Domestic) or (+1) (646) 357-8766 (International). Participants will be prompted to request to join the Novavax, Inc. call. A replay of the conference call will be available starting at 11:30 a.m. ET on May 6, 2026, until 11:59 p.m. ET on May 13, 2026. To access the replay by telephone, dial (800) 770-2030 (Domestic) or (+1) (609) 800-9909 (International) and use passcode 1309751#.

A webcast of the conference call can also be accessed on the Novavax website at ir.novavax.com/events. A replay of the webcast will be available on the Novavax website until June 6, 2026.

About Novavax
Novavax, Inc. (Nasdaq: NVAX) tackles some of the world’s most pressing health challenges with its scientific expertise in vaccines and its proven technology platform, including its Matrix-M adjuvant and protein-based nanoparticles. The Company’s corporate growth strategy is designed to deliver value via three key strategic pillars: partnering its technology, capital-efficient R&D innovation and a lean and efficient operating model. This includes maximizing impact through partnerships for its marketed products (Nuvaxovid™, R21/Matrix-M™), Matrix technology and R&D assets. Please visit novavax.com and LinkedIn for more information.

Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this press release: Non-GAAP Combined R&D and SG&A Expenses, Adjusted Total Revenue and Adjusted Licensing, Royalties and Other Revenue. Non-GAAP financial measures refer to financial information adjusted from financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that the presentation of these adjusted financial measures is useful to investors as they provide additional information on comparisons between periods by including certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes and to consider underlying trends of its business. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our use of non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. The Company is unable to reconcile these revenue forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable effort because the Company is reliant on Sanofi sales forecasts for certain revenue categories, which are not available.

Forward-Looking Statements
This press release contains forward-looking statements relating to the future of Novavax, its mission; its corporate strategy and operating plans, objectives and prospects; its value drivers and strategic priorities; its partnerships, including expectations with respect to potential partner product sales and royalties, milestones and other commercial objectives, and cost reimbursement, Matrix-M’s potential utility in partners’ vaccine portfolios and plans for additional potential partnering activities; the development of Novavax’s clinical and preclinical product candidates and pipeline advancement opportunities, the conduct, timing and potential results from clinical trials, conducted by Novavax or its partners, and other preclinical and postmarketing commitment (PMC) studies; expectations as to the timing and outcome of future and pending regulatory filings and actions; full year 2026 financial guidance and revenue framework; and Novavax’s future financial or business performance. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, Novavax’s ability to successfully and timely obtain and maintain full U.S. FDA licensure or foreign regulatory approvals necessary to manufacture, market, distribute, or deliver its COVID-19 vaccine; the impact of delays in obtaining regulatory approval, including regulatory decisions impacting labeling, approval or authorization, including the scope of the indicated population, product dosage, manufacturing processes, shelf life, safety, for our product candidates; challenges in conducting the PMC study, our ability to obtain adequate additional funding to maintain our current level of operations and fund the further development of our vaccine candidates; challenges related to Novavax’s partnership with Sanofi, including collaboration on the Nuvaxovid PMC, and in pursuing additional partnership opportunities; challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification, assay validation and stability testing, necessary to satisfy applicable regulatory authorities; challenges or delays in conducting clinical trials or studies for its product candidates; manufacturing, distribution or export delays or challenges; Novavax’s substantial dependence on Serum Institute of India Pvt. Ltd. and

Serum Life Sciences Limited for co-formulation and filling Novavax’s COVID-19 vaccine and the impact of any delays or disruptions in their operations; the impact of potential legislative, regulatory, or policy changes under the current presidential administration, including any adverse impact funding for vaccine research and development, reimbursement for vaccines and their administration, vaccine mandates and recommendations, and public perception of vaccine importance; uncertainty with respect to pricing, third-party reimbursement and healthcare reform; uncertainty in the regulatory pathway for Novavax’s COVID -19 Vaccine; the impact of any new or changes in interpretations of existing trade measures, including tariffs, embargoes, sanctions, import restrictions, and export licensing requirements; difficulty obtaining scarce raw materials and supplies including for its proprietary adjuvant; resource constraints, including human capital and manufacturing capacity; constraints on Novavax’s ability to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions; Novavax’s ability to timely deliver doses; challenges in obtaining commercial adoption and market acceptance of its COVID-19 vaccine or any COVID-19 variant strain containing formulation, or for its CIC vaccine candidates, stand-alone influenza vaccine candidates or other candidates; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities, including requirements to deliver doses that may require Novavax to refund portions of upfront and other payments previously received or result in reduced future payments pursuant to such agreements; challenges related to the seasonality of vaccinations against COVID-19; challenges related to the demand for vaccinations against COVID-19 or influenza; challenges in identifying and successfully pursuing innovation expansion opportunities; Novavax’s expectations as to expenses and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; and those other risk factors identified in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Novavax's Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and www.novavax.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

NOVAVAX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share information)

	Three Months Ended
	Match 31, 2026	March 31, 2025
	(unaudited)
Revenue:
Product Sales	42,200	621,678
Licensing, royalties and other	97,314	44,977
Total revenue	139,514	666,655

Expenses
Cost of Sales	30,695	14,115
Research and Development	95,472	88,937
Selling, general, and administrative	28,777	48,090
Total expenses	154,944	151,142
Income (loss) from operations	(15,430)	515,513
Other income (expense):
Interest expense	(4,901)	(5,723)
Other income, net	11,825	10,056
Income (loss) before income tax expense	(8,506)	519,846
Income tax expense	985	1,200
Net income (loss)	(9,491)	518,646

Net income (loss) per share
Basic	(0.06)	3.22
Diluted	(0.06)	2.93

Weighted average number of common shares outstanding
Basic	163,276	161,049
Diluted	163,276	177,625

SELECTED CONSOLIDATED BALANCE SHEET DATA (in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Cash and cash equivalents	228,363	240,634
Marketable securities	561,969	494,450
Total restricted cash	4,562	15,418
Total current assets	850,816	978,276
Working capital	508,355	518,326
Total assets	1,043,162	1,176,512
Convertible notes payable	291,039	244,213
Total stockholder’s deficit	(144,762)	(127,753)

Reconciliation of GAAP to NON-GAAP Financial Results (unaudited)

($ in millions)	Three Months Ended March 31,
	2026	2025
Total Revenue	139.5	666.7
Adjustments:
Sanofi Supply Sales Adjustment	17.1	1.2
Sanofi Royalties Adjustment	3.5	0
Adjusted Total Revenue	$118.9	$665.5

R&D Expenses	95.5	88.9
Adjustments:
R&D Reimbursement	27.7	11.3
Non-GAAP R&D Expenses	$67.8	$77.6

Combined R&D and SG&A Expenses	124.3	137.0
Adjustments:
R&D Reimbursement	27.7	11.3
Non-GAAP Combined R&D and SG&A Expenses	$96.6	$125.7

Contacts:

Investors
Jim Kelly
844-668-2829
ir@novavax.com

Media
Yvonne Sprow
844-264-8571
media@novavax.com